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                                                                   EXHIBIT 10.10

                        MASTER SERVICES SHARING AGREEMENT

                                 BY AND BETWEEN

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

                                       AND

                      CHINA NETCOM (GROUP) COMPANY LIMITED

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                        MASTER SERVICES SHARING AGREEMENT

      This Master Service Sharing Agreement ("THIS AGREEMENT") is made and entered into on [-], 2004 in Beijing, People's Republic of China ( "PRC") by and between the following parties:

      Party A:              China Network Communications Group Corporation

      Address:              No. 156, Fu Xing Men Nei Da Jie, Xi Cheng Qu,
                            Beijing, China

      Legal representative: Zhang Chun Jiang

      Party B:              China Netcom (Group) Company Limited

      Address: Building C, No.156, Fuxingmennei Avenue, Xicheng District, Beijing, PRC

      Legal representative: Zhang Chun Jiang

      Whereas:

      (1) Party A is a state owned enterprise organized existing under the laws of China; and

      (2) Party B is a foreign-invested company organized and existing under the laws of China, which is ultimately controlled by Party A.

      On equal and fair basis, both Party A and Party B reach the following agreement on master services sharing after friendly negotiation:

1     BASIC PRINCIPLE:

1.1 Either party hereto is entitled to reasonable service fees on a fair and reasonable basis for any services and/or facilities provided to another party under this Agreement that are payable transactions during economic activities between both parties, where the another party shall make payments for such services and/or facilities.

1.2 The conditions of the services and/or facilities under this Agreement provided by either party to another shall be equal to the same or similar services and/or facilities provided by such party to any third party.

1.3 Provided either party requires another party to add the provision of the services and/or facilities under this Agreement, the required party shall make every effort to provide the services and/or facilities required to add

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      by the requiring party with equal conditions to the same or similar services and/or facilities it provided to any third party.

1.4 Either party shall give written notice to another party immediately for its failure to provide, fully or partly, the services and /or facilities under this Agreement due to reasons other than its default, and make every effort to assist another party to obtain the same or similar services and/or facilities from other channels.

1.5 The provision of services and/or facilities under this Agreement must be for purposes agreed by both parties and in compliance with relevant standards required by the government.

1.6 Either party shall take immediate and full breach liabilities for any losses (including but not limited to the direct or indirect losses suffered by another party due to its breach) suffered by another party due to its breach of this Agreement, provided however, its shall be exempted from liabilities for any losses suffered by another party caused by force majeure.

1.7 When either party performing its obligations under this Agreement, another party shall provide all reasonable and necessary assistance.

1.8 Both parties confirm thereby that both parties are obliged to take other necessary actions and measures to realize the purpose and contents of this Agreement, and in case that Party B will act as an subsidiary of the proposed to list or listed China Netcom Group (Hong Kong) Limited, to comply with the regulations of the Listing Rules of Hong Kong Stock Exchange with respect to related-party transactions.

2     DEFINITION

2.1 Master services sharing refers to the services agreed by both parties to be provided to or received from another party in accordance with the terms and conditions agreed in this Agreement, including but not limited to: (1) large customer management services, network administration services and head office human resources services provided by Party B to Party A; (2) business support center services provided by either party to another; (3) premises provided by Party A to Party B and other service sharing listed by the head office.

3     LARGE BUSINESS CUSTOMERS SERVICES

3.1 Party B shall be responsible for provisions of one-stop domestic and international services for large business customers to Party A, details as follows::

      (1) marketing over large business customer for Party A's networking and one-point business processing, including collection of customer information, customer relationship management and customer demands investigation and analysis, etc;

      (2) bidding competition in Party A's networking project, including business consultation on networking

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            technologies, design of networking plan, bidding, negotiation of networking contracts, review and conclusion of contracts, etc;

      (3) providing demands for inter-provincial digital and data leased lines, conducting resources review, distributing business notices, coordinating and resolving various problems arising during operating commission;

      (4) bearing of large business customer marketing expenses, bidding marketing expenses and partial daily expenses;

      (5) provision of technical support in nationwide networking projects, executive public relations and policy support;

      (6)   product development for large business customer and market research;

      (7)   settlement and collection/payment;

      (8) management of service quality to Party A's customers and processing of complaints.

3.2   Obligation of Party A

      Party A is obliged to assist Party B in providing end-to-end services to large business customers.

3.3   Obligation of Party B

      Party B shall provide customers with services of the quality in compliance with the customer service quality standards agreed by both parties.

4     NETWORK ADMINISTRATION SERVICES

4.1 The network administration service provided by Party B to Party A includes:

      (1) maintenance management, version management, data deployment management and operation quality management of transmission network, telephony network (including international network and intelligent network), data network (including DDN, ATM/FR and IP) and various support network; monitoring the operation of Level I trunk network, instructing daily circuit, route and flow scheduling of inter-provincial long distance network, processing Party A's reports and troubleshooting;

      (2) resource management, end-to-end scheduling management and network routing management of transmission network, telephony network, data network and various support network, and resources

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            distribution, equipment connection, networking and development of network reconstruction plans for distance Level I trunk network;

      (3) providing periodical, or upon required by Party A, network operation analysis and resource utility report of transmission network, telephony network, data network and various support network;

      (4) maintenance of the following system hardware/software and data of Party A: telephony network administration system, data network administration system, transmission network administration system, ISUP network/synchronous network/DCN network administration system, network resource management system, administration website and maintenance website.

4.2   Obligations of Party A

      (1) Party A should assist Party B in network operation administration in accordance with network administration regulations.

      (2) Party A should ask services from Party B in a planned manner, such as resources scheduling, optic fiber and circuit connection, etc..

      (3) Party A should immediately provide Party B with the network change plans and failures within the province Party A located in. .

4.3   Obligations of Party B

      (1) Party B should ensure that the network service quality is better than the relevant standards set by the Ministry of Information Industry and resource utility rate should achieve the target agreed by both parties. The target will be stipulated in separate document.

      (2) Party B should be available 24 hours a day and 7 days a week (24 x 7 hours) to insure real time monitor network operation and process failure complaints.

      (3) Party B should respond to Party A's general complaints and service requests within 5 working days. The serious malfunctions should be resolved in the timeframe as stipulated by the Ministry of Information Industry.

      (4)   Party B should ensure a network utility rate of 99.9%.

5     HEAD OFFICE HUMAN RESOURCES SERVICES

5.1 Party B should provide such human resources services to Party A as sharing head office administrative staff and operation management staff..

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6.    BUSINESS SUPPORT CENTER SERVICES

6.1 Party B should provide the following business support center services to Party A:

      (1) collecting, pricing and monthly billing of international telecommunications business data and settlement with overseas providers;

      (2) collection and collection of roam data for overall network businesses, including but not limited to intelligent network (such as 300 and 800), IP card and PHS short messages, etc and inter-provincial roam billing;

      (3) settlement of overall network with other domestic providers or settlement entities;

      (4)   processing internal-network settlement;

      (5) settlement between Party A's provincial branches and other national telecom service providers commissioned by Party A;

      (6) providing relevant organizations of Party A with service data statistics report;

      (7) responsible for the billing operations of VoIP and 167 services of former Jitong Network Communications Stock Company Limited.

6.2 The business support center services offered by Party A to Party B include:

      (1) Undertaking the production and distribution of various phone cards and IC cards(hereinafter referred to as "telecommunication card") over Party A's backbone intelligent networks, including identification, assessment and management of qualifications of card providers and related raw material providers; responsible for inviting card providers to tender, and entering into telecommunication card procurement framework agreement; responsible for production data generation, encrypted data transmission, key production, and quality and security management of telecommunication card, as well as supervising implementation of agreement between card provider and provincial subsidiary; responsible for planning out annual theme scheme of telecommunication card, and administering design and review of contributions; responsible for directing related provincial subsidiaries in ordering and manufacturing telecommunication cards according to the annual theme scheme of telecommunication card; responsible for the conclusion, implementation of coded cards agreement, and the production thereof thereafter;

      (2) Responsible for the operational maintenance, technical support and upgrade of the telecommunication card business support system;

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      (3)   Responsible for management of telecommunication card services, including the development of regulations on the production and the graphics and context design of telecommunication card; responsible for gathering business statistics of various cards and performing operational analysis;

      (4) Responsible for inter-provincial and inter-network settlement of IC card, and gathering, checking and distributing data arising from interprovincial 300, 800 and IC card services;

      (5) Responsible for taking up consigned orders for made-to-measure cards targeting at national market and distribution of these cards, and moreover, the development and promotion of service varieties of national cards and advertisement cards;

      (6) Works at the telecommunication card customer service center operated by Party A.

6.3   Obligations of both Parties

      (1) Party B shall complete all international settlement, inter-networks settlement and inter-provincial settlement timely and exactly in accordance with rules enacted by the Ministry of Information Industry of State Council and inform Party A as required.

      (2) Party A shall complete the design and production of cards printed with nominal value without falling short of the agreed time-limit, quantity and quality requirement.

      (3) Party A shall timely accomplish other business demands by Party B according to the actual status of business system and network capacity.

7.    OTHER SHARING SERVICES LISTED BY THE HEAD OFFICE

      Party A will provide Party B with other sharing services listed by the head office, such as advertising, promotion, business hospitality, maintenance and property management etc.

8.    USE OF PREMISES

8.1   Purpose of Premises

      (1) Party A agrees to provide its office building (including air conditioner, power supply, electronic equipments and other related facilities etc contained therein.) located at 156 Fuxingmennei Avenue, Xi Cheng District, Beijing to Party B for its use in accordance to the requirement of Party B.

      (2) Party B shall use above-mentioned premises as its primary office building..

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8.2   Warranties and Undertakings

      Party A undertakes that it has the right to provide the premises mentioned above (including air conditioner, power supply, electronic equipments and other related facilities etc contained therein) to Party B for its use. Party A agrees to assume and compensate all losses of Party B due to any failure or damage to its right under this Agreement as a result of any dispute against the ownership and/or use right of Party to such properties from any third party in any case and for any reason. Party A undertakes to provide Party B's auditors with accounting reports of connected transactions of Party A and connected persons.

10    COST ALLOCATION FOR SHARED SERVICE

      Both parties agree that: the costs incurred by the large customer management services, network management services, head office human resource services provided by Party B to Party A; the business support center service provided by both parties to each other and the site provided by Party A to Party B as well as other shared services listed by the head office should be allocated in proportion to the income of each party (the income of Party A should not include the income of its overseas subsidiaries and Party B). The specific allocation proportion will be determined by the income listed in their financial statements submitted to each party through consultation. The cost allocation cycle is one year.

10    REPRESENTATION, WARRANTIES AND UNDERTAKINGS

      Both parties hereto have made the following statements, commitments and undertakes to each other:

      (1) it has the full right and authority to sign this Agreement and its appendixes (including but not limited to obtaining approvals, consents and permissions from relevant governmental authorities);

      (2) Any terms of this Agreement and its appendixes are not in violation of the regulatory documents of each party and Chinese law and regulations.

11    FORCE MAJEURE

      Either party shall give immediate notice to another party for its failure to perform relevant obligations under this Agreement and Appendixes hereto as agreed as a result of force majeure that is unforeseeable, and the occurrence and results of which cannot be prevented or overcome, and provide, within fifteen (15) days, the detailed information as well as valid evidencing documents for the reasons of its failure or delay to perform the obligations, fully or partly, under this Agreement and Appendixes hereto. Depending on the effect of the force majeure on the performance of such obligations,, both parties shall determine through negotiation whether to terminate, partly exempt or extend the performance of such duties.

12    CONFIDENTIALITY

      Unless otherwise stipulated or required by law or relevant regulatory authorities, or for the purpose of listing,

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without prior written consent from another party, neither party shall make any announcement about or provide or disclose any materials and information concerning the business of another party or the content of this Agreement to any companies, enterprises, organizations or individuals.

13    TRANSFER

      Without prior written consent from another party, neither party shall transfer any rights or obligations under this Agreement

14    NON-WAIVER

      Unless otherwise specified by law, the failure or delay of exercising the rights, powers or privileges as endowed by this Agreement on the part of any Party cannot be deemed as the waiver of such rights, power or privileges. Besides, the partial exercise of such rights, powers or privileges should not hinder the exercise of such rights, powers or privileges of this Party in the future.

15    NOTICE

15.1 All notices required to be delivered pursuant to this Agreement shall be in writing, and delivered to the address as stated at the beginning part of this Agreement, or to addresses or facsimile numbers designated by one Party to the other Parties in writing from time to time.this Agreement

15.2 Any notice above shall be delivered either by hand, registered mail, or facsimile. Any notice shall be deemed to have been delivered at the time of actual receipt if delivered by hand; on the date of return receipt if delivered by registered mail; and at the time of transmission if delivered by facsimile.

16    GOVERNING LAW

      This Agreement is governed by and shall be construed and executed in accordance with laws of the PRC.

17    DISPUTE RESOLUTION

      In case of disputes as to the power, interpretation or implementation of this agreement, both parties shall seek to settle the matters of dispute by friendly negotiation. If the matters of dispute cannot be settled by negotiation within thirty (30) days from the day the matters of dispute arise, either party has the right to resort to litigation at the people's court which has jurisdiction over where Party A situates.

18    EFFECTIVE DATE AND MISCELLANEOUS

18.1 This Agreement will come into effect , upon executed and sealed by the legal representatives or authorized representatives of both parties for a period until June 30, 2007. If Party B notifies party A of its intention to

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      renew this Agreement three (3) months before the expiration date, this
      Agreement will be automatically extended for another three (3) years upon expiration with the same terms and conditions as this Agreement. The renewal times are unlimited.

18.2 The Appendixes hereto are parts of this Agreement with the same effectiveness as the main body of this Agreement.

18.3 Both parties hereto may enter into other necessary executing documents concerning the performance of sharing service under this Agreement.

18.4 This Agreement may be amended or supplemented as agreed by both parties. All such amendments or supplements shall come into effect only upon executed or sealed by the legal representative or authorized representative of both parties.

18.5 This Agreement is severable, that is, if any terms of this Agreement and its appendixes are determined to be illegal or unenforceable, it shall not affect the effectiveness and enforcement of the remaining terms in this Agreement and its appendixes., .

18.6 This Agreement was made in four (4) copies with equal effectiveness. Each party shall keep two (2) copies.

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      Signature Page:

      CHINA NETWORK COMMUNICATIONS GROUP CORPORATION (Company Seal)

      Legal Representative or authorized Representative ____________

      CHINA NETCOM (GROUP) COMPANY LIMITED (Company Seal)

      Legal Representative or authorized Representative ____________

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